
                                                                    EXHIBIT 10.6

                           EMPLOYEE MATTERS AGREEMENT

                                     BETWEEN

                         SCHLUMBERGER TECHNOLOGY CORP.,

                        SCHLUMBERGER TECHNOLOGIES, INC.,

                                SCHLUMBERGER B.V.

                                       AND

                                  NPTEST, INC.

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                               TABLE OF CONTENTS

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
ARTICLE I. DEFINITIONS                                                                                             1
               ACTION ....................................................................................         1
               AFFILIATES ................................................................................         1
               AGREEMENT .................................................................................         2
               ANCILLARY AGREEMENTS ......................................................................         2
               ANNUAL BONUS PLAN .........................................................................         2
               BENEFIT RESTORATION PLAN ..................................................................         2
               COBRA .....................................................................................         2
               CODE ......................................................................................         2
               COMMON STOCK ..............................................................................         2
               DOL .......................................................................................         2
               EMPLOYMENT LIABILITIES ....................................................................         2
               ERISA .....................................................................................         2
               FLEXIBLE BENEFITS PLAN ....................................................................         3
               FMLA ......................................................................................         3
               FRINGE BENEFITS ...........................................................................         3
               GOVERNMENTAL AUTHORITY ....................................................................         3
               GROUP INSURANCE POLICIES ..................................................................         3
               HCFA ......................................................................................         3
               HEALTH AND WELFARE PLANS ..................................................................         3
               HEALTH PLANS ..............................................................................         3
               HEALTH PLAN TRANSITION DATE ...............................................................         3
               HMO .......................................................................................         4
               HMO AGREEMENTS ............................................................................         4
               INTERNATIONAL PSP .........................................................................         4
               IPO .......................................................................................         4
               IPO CLOSING DATE ..........................................................................         4
               IPO RETIREES ..............................................................................         4
               IRS .......................................................................................         4
               IS PENSION PLAN ...........................................................................         4
               LEAVE OF ABSENCE PROGRAMS .................................................................         4
               LIABILITIES ...............................................................................         4
               NPTEST ....................................................................................         4
               NPTEST BUSINESS ...........................................................................         5
               NPTEST EMPLOYEE ...........................................................................         5
               NPTEST GROUP ..............................................................................         5
               NPTEST INDEMNITIES ........................................................................         5
               NPTEST RETIRED EMPLOYEE ...................................................................         5
               NPTEST TERMINATED EMPLOYEE ................................................................         5
               NPTEST TRANSITION DATE ....................................................................         5
               NPTEST UNION EMPLOYEES ....................................................................         5
               NPTEST WCP CLAIMS .........................................................................         6

                                      -i-

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
               OPTION ....................................................................................         6
               OPTION PLAN ...............................................................................         6
               OUTSOURCE .................................................................................         6
               PARTICIPATING COMPANY .....................................................................         6
               PBGC ......................................................................................         6
               PERSON ....................................................................................         6
               PLAN ......................................................................................         6
               QDRO ......................................................................................         6
               QMCSO .....................................................................................         6
               SAVINGS PLAN ..............................................................................         6
               SAVINGS RESTORATION PLAN ..................................................................         7
               SCHLUMBERGER ..............................................................................         7
               SEC .......................................................................................         7
               SEPARATION ................................................................................         7
               SEPARATION AGREEMENT ......................................................................         7
               SEPARATION DATE ...........................................................................         7
               SEVERANCE PLANS ...........................................................................         7
               STC .......................................................................................         7
               STC EMPLOYEE ..............................................................................         7
               STC GROUP .................................................................................         7
               STC INDEMNITIES ...........................................................................         7
               STC PENSION PLAN ..........................................................................         8
               STC TERMINATED EMPLOYEE ...................................................................         8
               STC WCP ...................................................................................         8
               STOCK PURCHASE PLAN .......................................................................         8
               SUBSIDIARY ................................................................................         8
               TAX SHARING AGREEMENT .....................................................................         8
               TRANSITION SERVICES AGREEMENT .............................................................         8
               UNION PLANS ...............................................................................         8

ARTICLE II. GENERAL PRINCIPLES ...........................................................................         8
     2.01      ASSUMPTION OF NPTEST LIABILITIES ..........................................................         8
     2.02      EMPLOYMENT LIABILITIES INDEMNIFICATION ....................................................         9
     2.03      ESTABLISHMENT OF NPTEST PLANS .............................................................        11
     2.04      NPTEST'S PARTICIPATION IN STC PLANS .......................................................        11
     2.05      TERMS OF PARTICIPATION BY NPTEST EMPLOYEES IN NPTEST PLANS ................................        13
     2.06      NON-U.S. PLANS ............................................................................        13

ARTICLE III. DEFINED BENEFIT PLAN ........................................................................        13
     3.01      NPTEST EMPLOYEES' PARTICIPATION IN STC PENSION PLAN .......................................        13
     3.02      NPTEST EMPLOYEES PARTICIPATION IN IS PENSION PLAN .........................................        14

ARTICLE IV. DEFINED CONTRIBUTION PLANS ...................................................................        14
     4.01      NPTEST SAVINGS PLAN .......................................................................        14
     4.02      IS PROFIT-SHARING PLAN [Reserved.] ........................................................        14
     4.03      NPTEST RETIRED EMPLOYEES ..................................................................        14

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
ARTICLE V. EXECUTIVE AND OTHER PLANS .................................................   15
      5.01     BENEFIT AND SAVINGS RESTORATION PLANS .................................   15
      5.02     SEVERANCE PLANS .......................................................   15

ARTICLE VI. HEALTH AND WELFARE PLANS .................................................   16
      6.01     ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES .....................   16
      6.02     CLAIMS FOR HEALTH AND WELFARE PLANS ...................................   17
      6.03     POST-SEPARATION TRANSITIONAL ARRANGEMENTS .............................   17
      6.04     COBRA AND HIPAA .......................................................   18
      6.05     LEAVE OF ABSENCE PROGRAMS AND FMLA ....................................   18
      6.06     STC WORKERS' COMPENSATION PROGRAM .....................................   18

ARTICLE VII. EQUITY AND OTHER COMPENSATION ...........................................   19
      7.01     SCHLUMBERGER OPTIONS ..................................................   19
      7.02     STOCK PURCHASE PLAN ...................................................   19
      7.03     NPTEST OPTION PLAN ....................................................   19
      7.04     ANNUAL BONUS PLAN .....................................................   20

ARTICLE VIII. FRINGE AND OTHER BENEFITS ..............................................   20
      8.01     FRINGE BENEFITS .......................................................   20
      8.02     VACATION ..............................................................   20
      8.03     OTHER BENEFITS ........................................................   20

ARTICLE IX. CERTAIN TRANSITION MATTERS ...............................................   21
      9.01     TRANSITION SERVICES AGREEMENT .........................................   21
      9.02     PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS .............   21
      9.03     SHARING OF PARTICIPANT INFORMATION ....................................   21
      9.04     REPORTING AND DISCLOSURE COMMUNICATIONS TO PARTICIPANTS ...............   22
      9.05     AUDITS REGARDING VENDOR CONTRACTS .....................................   22
      9.06     BENEFICIARY DESIGNATIONS ..............................................   22
      9.07     REQUESTS FOR IRS AND DOL OPINIONS .....................................   22
      9.08     FIDUCIARY MATTERS .....................................................   22
      9.09     CONSENT OF THIRD PARTIES ..............................................   23
      9.10     TAX COOPERATION .......................................................   23
      9.11     PLAN RETURNS ..........................................................   23

ARTICLE X. EMPLOYMENT-RELATED MATTERS ................................................   23
     10.01     TERMS OF NPTEST EMPLOYMENT ............................................   23
     10.02     HR DATA SUPPORT SYSTEMS ...............................................   23
     10.03     EMPLOYMENT OF EMPLOYEES WITH U.S. WORK VISAS ..........................   23
     10.04     CONFIDENTIALITY AND PROPRIETARY INFORMATION ...........................   23
     10.05     ACCRUED PAYROLL, BONUSES, PROFIT SHARING AND COMMISSIONS ..............   28
     10.06     PAYROLL AND WITHHOLDING ...............................................   28
     10.07     PERSONNEL AND PAY RECORDS .............................................   29

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
     10.08     NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES ...........    29

ARTICLE XI. GENERAL PROVISIONS .......................................................    29
     11.01     EFFECT IF IPO AND/OR SEPARATION DOES NOT OCCUR ........................    29
     11.02     RELATIONSHIP OF PARTIES ...............................................    30
     11.03     AFFILIATED COMPANIES ..................................................    30
     11.04     INCORPORATION OF SEPARATION AGREEMENT PROVISIONS ......................    30
     11.05     GOVERNING LAW .........................................................    30
     11.06     SEVERABILITY ..........................................................    30
     11.07     AMENDMENT .............................................................    30
     11.08     TERMINATION ...........................................................    31
     11.09     CONFLICT ..............................................................    31
     11.10     COUNTERPARTS ..........................................................    31

                           EMPLOYEE MATTERS AGREEMENT

         This EMPLOYEE MATTERS AGREEMENT (this "Agreement") is entered into as of _________________, between Schlumberger Technology Corp., a Texas corporation ("STC"), Schlumberger Technologies, Inc., a Delaware corporation ("STI"), Schlumberger B.V., a Netherlands corporation ("SBV") and NPTest, Inc., a Delaware corporation ("NPTest"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

                                    RECITALS

         WHEREAS, STI and SBV collectively own all of the currently issued and outstanding common stock of NPTest;

         WHEREAS, shortly hereafter, shares of NPTest common stock will be sold to the public in an initial public offering (the "IPO"), which will reduce STI's and SBV's ownership of NPTest's issued and outstanding shares of common stock by not more than ____%;

         WHEREAS, each of STI and SBV currently intends to divest its remaining ownership in NPTest through public or private sales of all of the shares of NPTest common stock owned by it at a time subsequent to the date of the IPO.

         WHEREAS, in furtherance of the foregoing, STC, STI, SBV and NPTest have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters; and

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Separation Agreement. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

         ACTION. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

         AFFILIATES. "Affiliates" shall have the meaning set forth in the Separation Agreement.

         AGREEMENT. "Agreement" means this Employee Matters Agreement, including all the Addenda, Schedules and Exhibits hereto, and all amendments made hereto from time to time.

         ANCILLARY AGREEMENTS. "Ancillary Agreements" shall have the meaning set forth in the Separation Agreement.

         ANNUAL BONUS PLAN. "Annual Bonus Plan," when immediately preceded by "STC," means the Schlumberger Technology Corp. Performance Incentive Plan. When immediately preceded by "NPTest," "Annual Bonus Plan" means the annual incentive plan to be established by NPTest pursuant to Sections 2.03 and 7.04.

         BENEFIT RESTORATION PLAN. "Benefit Restoration Plan" means the Schlumberger Supplementary Benefits Plan which relates to restoration of defined benefit accruals limited by the qualified plan rules.

         COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

         CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         COMMON STOCK. "Common Stock," when immediately preceded by "Schlumberger," means the common stock, without par value of Schlumberger. When immediately preceded by "NPTest," "Common Stock" means the common stock, par value $.01 per share, of NPTest.

         DOL. "DOL" means the United States Department of Labor.

         EMPLOYMENT LIABILITIES. "Employment Liabilities" means all claims, causes of action, demands, liabilities, debts or damages (known or unknown) related to all employment matters addressed in this Agreement, including but not limited to claims arising under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, as amended ("Title VII"); the Age Discrimination in Employment Act of 1967, including the Older Workers Benefit Protection Act of 1990 ("ADEA"); the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990 ("ADA"), the Energy Reorganization Act, as amended, 42 U.S.C. ss. 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; ERISA; FMLA; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Equal Pay Act); claims in connection with workers' compensation or "whistle blower" statutes and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law or local ordinance.

         ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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         FLEXIBLE BENEFITS PLAN. "Flexible Benefits Plan," when immediately preceded by "STC," means the Schlumberger Technology Corp. Flexible Benefits Plan. When immediately preceded by "NPTest," Flexible Benefits Plan means the flexible benefits plan to be established by NPTest pursuant to Section 2.03 and
Article VI that corresponds to the STC Flexible Benefits Plan.

         FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

         FRINGE BENEFITS. "Fringe Benefits," when immediately preceded by "STC," means the employee assistance program, educational assistance program, executive financial planning program and relocation program sponsored and maintained by STC. When immediately preceded by "NPTest," "Fringe Benefits" means the fringe benefits, plans, programs and arrangements established or to be established by NPTest pursuant to Section 2.03 and Article VIII that correspond to the respective STC Fringe Benefits.

         GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         GROUP INSURANCE POLICIES. "Group Insurance Policies" is defined in Subsection 6.04(b) and the Schedule thereto.

         HCFA. "HCFA" means the United States Health Care Financing Administration.

         HEALTH AND WELFARE PLANS. "Health and Welfare Plans," when immediately preceded by "STC," means the STC Health Plans, the Schlumberger Cafeteria, Health Care Spending Account and Dependent Care Spending Account Plan (to the extent not included in the definition of Health Plans below), the Schlumberger Group Life, AD&D and BTA Plan, and the Schlumberger Disability Plan and any similar or successor plans, programs or arrangements established and maintained by STC for the benefit of employees and retirees of any member of the STC Group, and such other welfare plans or programs as may apply to such employees and retirees as of the NPTest Transition Date. When immediately preceded by "NPTest," "Health and Welfare Plans" means the NPTest Health Plans, the NPTest Flexible Benefits Plan, and the health and welfare plans to be established by NPTest pursuant to Section 2.03 and Article VI that correspond to the respective STC Health and Welfare Plans.

         HEALTH PLANS. "Health Plans," when immediately preceded by "STC," means the Schlumberger Group Health Care Plan, Schlumberger Retiree Medical Plan, and Schlumberger Cafeteria, Health Care Spending Account and Dependent Care Spending Account Plan (to the extent it provides health care spending account benefits), and any similar or successor plans, programs or arrangements. When immediately preceded by "NPTest," "Health Plans" means the health plans, programs and arrangements to be established by NPTest pursuant to Section 2.03 and Article VI that correspond to the respective STC Health Plans.

         HEALTH PLAN TRANSITION DATE. "Health Plan Transition Date" means January 1, 2003, or such earlier date as STC and NPTest may agree.

         HMO. "HMO" means a health maintenance organization that provides benefits under the STC Health Plans or the NPTest Health Plans.

         HMO AGREEMENTS. "HMO Agreements" is defined in Subsection 6.04(c) and
Schedule 6.04(c).

         INTERNATIONAL PSP. "International PSP" when immediately preceded by "STC," means the applicable of the Schlumberger Limited International Staff Profit Sharing Plan and the Schlumberger Profit-Sharing Plan for US Citizens Employed Aboard. When immediately preceded by "NPTest," "Savings Plan" means the profit sharing plans to be established by NPTest pursuant to Section 2.03 and 4.02.

         IPO. "IPO" has the meaning set forth in the Recitals hereof, as the same is further described in the Separation Agreement.

         IPO CLOSING DATE. "IPO Closing Date" means the first date on which the proceeds of any sale of NPTest Common Stock to the underwriters in the IPO are received.

         IPO RETIREES. "IPO Retirees" are NPTest Employees who have attained sufficient age and service credit as of the IPO Closing Date to retire and begin receiving retiree medical benefits under the STC Retiree Medical Plan and pension benefits under the Retirement Pan.

         IRS. "IRS" means the United States Internal Revenue Service.

         IS PENSION PLAN. "IS Pension Plan" means the Schlumberger Limited International Staff Pension Plan.

         LEAVE OF ABSENCE PROGRAMS. "Leave of Absence Programs," when immediately preceded by "STC," means the personal, medical, military and FMLA leave offered from time to time under the personnel policies and practices of STC. When immediately preceded by "NPTest," "Leave of Absence Programs" means the leave of absence programs established and maintained by NPTest.

         LIABILITIES. "Liabilities" shall mean any and all indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any law, rule, regulation, Action, order, injunction or consent decree of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         NPTEST. "NPTest" means NPTest, Inc., a Delaware corporation. In all such instances in which NPTest is referred to in this Agreement, it shall also be deemed to include a reference to each member of the NPTest Group, unless it specifically provides otherwise; NPTest shall be solely responsible to STC for ensuring that each member of the NPTest Group complies with the applicable terms of this Agreement.

         NPTEST BUSINESS. "NPTest Business" shall have the meaning set forth in the Separation Agreement.

         NPTEST EMPLOYEE. "NPTest Employee" means any individual who, as of the Separation Date, is: (a) either actively employed by, or on short-term disability leave or a leave of absence from, any member of the NPTest Group; (b) a NPTest Terminated Employee; (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), of an employee described in Subsection (a) or (b) above; or (d) an employee or group of employees designated by STC and NPTest, by mutual agreement, as NPTest Employees; but not (e) a NPTest Retired Employee. An employee may be a NPTest Employee pursuant to this Section regardless of whether such employee is, as of the Separation Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a STC Plan, and regardless of whether, as of the Separation Date, such employee is then receiving any benefits from a STC Plan.

         NPTEST GROUP. "NPTest Group" shall have the meaning set forth in the Separation Agreement.

         NPTEST INDEMNITIES. "NPTest Indemnities" means NPTest and each member of the NPTest Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

         NPTEST RETIRED EMPLOYEE. "NPTest Retired Employee" means any individual who would have qualified as a NPTest Employee but who retired on or after the NPTest Transition Date and on or before the Separation Date and who is identified as a NPTest Retired Employee by mutual agreement between NPTest and STC on or before the Separation Date.

         NPTEST TERMINATED EMPLOYEE. "NPTest Terminated Employee" means any individual who is a former employee of any member of the STC Group who was terminated from any member of the NPTest Group on or after the NPTest Transition Date and on or before the Separation Date. Notwithstanding the foregoing, "NPTest Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include: (a) an individual who is a STC Employee at the Separation Date; (b) an individual who is otherwise a NPTest Terminated Employee, but who is subsequently employed by any member of the STC Group on or prior to the Separation Date; or (c) a NPTest Retired Employee.

         NPTEST TRANSITION DATE. "NPTest Transition Date" means the date or dates that the formal employment of the employees associated with the NPTest Group is transferred from the STC Group to the NPTest Group.

         NPTEST UNION EMPLOYEES. "NPTest Union Employees" mean NPTest Employees whose employment is covered by the terms of a collective bargaining agreement.

         NPTEST WCP CLAIMS. "NPTest WCP Claims" is defined in Subsection 6.07(a)(i).

         OPTION. "Option," when immediately preceded by "STC," means an option to purchase STC common stock pursuant to a Stock Plan. When immediately preceded by "NPTest," "Option" means an option to purchase NPTest common stock pursuant to a plan providing such benefits to be established by NPTest pursuant to
Section 2.03 and Article VII.

         OPTION PLAN. "Option Plan," when preceded by Schlumberger, means any and all of the Schlumberger 2001 Stock Option Plans, Schlumberger 1998 Stock Option Plan or the Schlumberger 1994 Stock Option Plan. When preceded by NPTest, "Option Plan" means the 2002 Stock Option Plan as described in Section 7.03.

         OUTSOURCE. "Outsource" is defined in Subsection 6.02(b).

         PARTICIPATING COMPANY. "Participating Company" means: (a) STC; (b) any Person (other than an individual) that STC has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by STC; or (c) any Person (other than an individual) which, by the terms of such a Plan, participates in such a Plan sponsored by STC or any employees of which, by the terms of such a Plan, participate in or are covered by such a Plan.

         PBGC. "PBGC" means the Pension Benefit Guaranty Corporation.

         PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         PLAN. "Plan," depending on the context, may mean any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of STC or NPTest.

         QDRO. "QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the STC Savings Plan or the STC Pension Plan.

         QMCSO. "QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

         SAVINGS PLAN. "Savings Plan" when immediately preceded by "STC," means the Schlumberger Technologies, Inc. Savings and Profit Sharing Plan, a defined contribution plan. When immediately preceded by "NPTest," " Savings Plan" means the savings and profit sharing plan to be established by NPTest pursuant to Sections 2.03 and 4.01.

         SAVINGS RESTORATION PLAN. "Savings Restoration Plan," when immediately preceded by STC, means the Schlumberger Restoration Savings Plan which relates to restoration of defined contribution benefits limited by the qualified plan rules. When immediately preceded by "NPTest," "Savings Restoration Plan" means the plan to be established by NPTest pursuant to Section 5.03(b) which corresponds to the STC Savings Restoration Plan.

         SCHLUMBERGER. "Schlumberger" means Schlumberger Limited, a Netherland, Antilles corporation.

         SEC. "SEC" means the United States Securities and Exchange Commission.

         SEPARATION. "Separation" shall mean the IPO and subsequent offerings or sales of NPTest Common Stock resulting in STC owning less than 50% of the outstanding NPTest Common Stock.

         SEPARATION AGREEMENT. "Separation Agreement" means the Master Separation and Sale Agreement between STC and NPTest entered into as of
_____________.

         SEPARATION DATE. "Separation Date" means the first date as of which STC Group owns directly or indirectly less than 50% of the outstanding NPTest Common Stock.

         SEVERANCE PLANS. "Severance Plans," when immediately preceded by "STC," means the severance pay plans established and maintained by STC. When immediately preceded by "NPTest," "Severance Plans" means the severance pay plans established and maintained by NPTest.

         STC. "STC" means Schlumberger Technology Corp. a Texas corporation. In all such instances in which STC is referred to in this Agreement, it shall also be deemed to include a reference to each member of the STC Group, unless it specifically provides otherwise; STC shall be solely responsible to NPTest for ensuring that each member of the STC Group complies with the applicable terms of this Agreement. Notwithstanding the foregoing, to the extent that this Agreement provides for STC to assume Liabilities associated with non-U.S. employees or employee benefit plans or arrangements, such Liabilities shall be assumed by SBV or its appropriate subsidiary.

         STC EMPLOYEE. "STC Employee" means an individual who, on the Separation Date, is or was employed with any member of the STC Group and is not a NPTest Employee.

         STC GROUP. "STC Group" shall mean STC, STI, SBV and each entity (other than an entity which is a member of the NPTest Group) which is a member of the same controlled group of corporations with STC as determined under Section 414(b) or (c) of the Code.

         STC INDEMNITIES. "STC Indemnities" shall mean STC and each member of the STC Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

         STC PENSION PLAN. "STC Pension Plan" means the Schlumberger Technology Corp. Pension Plan, a defined benefit plan.

         STC TERMINATED EMPLOYEE. "STC Terminated Employee" means any individual who is a former employee of any member of the STC Group and who, on the Separation Date, is not a NPTest Employee.

         STC WCP. "STC WCP" means the STC Workers' Compensation Program, comprised of the various arrangements established by a member of the STC Group to comply with the workers' compensation requirements of the states in which the STC Group conducts business.

         STOCK PURCHASE PLAN. "Stock Purchase Plan" means the Schlumberger Limited Discounted Stock Purchase Plan.

         SUBSIDIARY. "Subsidiary" shall have the meaning set forth in the Separation Agreement.

         TAX SHARING AGREEMENT. "Tax Sharing Agreement" means the Ancillary Agreement which is attached as an exhibit to the Separation Agreement.

         TRANSITION SERVICES AGREEMENT. "Transition Services Agreement" means the Master Transitional Services Agreement, which is attached as an exhibit to the Separation Agreement.

         UNION PLANS. "Union Plans," means all Plans maintained by STC or NPTest for the benefit of certain of their bargaining unit employees.

                                  ARTICLE II.

                               GENERAL PRINCIPLES

         2.01 ASSUMPTION OF NPTEST LIABILITIES. Except as specified otherwise in this Agreement, or as mutually agreed upon by NPTest and STC from time to time, STC (or SBV, to the extent relating to non-U.S. employees, employee benefit plans or arrangements) hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, subject to Section 9.02 and to the indemnification provisions of Section 2.02, all Liabilities relating to NPTest Retired Employees, to the extent relating to, arising out of or resulting from former employment with any member of the STC Group and/or the NPTest Group (including Liabilities arising under or relating to STC Plans and NPTest Plans). Except as specified otherwise in this Agreement, or as mutually agreed upon by NPTest and STC from time to time, NPTest hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following subject to Section 9.02 and to the indemnification provisions of Section 2.02: (a) all Liabilities relating to NPTest Employees, in each case relating to, arising out of or resulting from employment by any member of the STC Group before the IPO Closing Date, (including Liabilities arising under or relating to STC Plans and NPTest Plans);
(b) all other Liabilities relating to employees of any member of the NPTest Group, to the extent relating to, arising out of or resulting from future, present or former employment with any member of the NPTest Group (including Liabilities arising under or relating to STC Plans and NPTest Plans); (c) all Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with any member of the NPTest Group; and (d) all other Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities expressly assumed or retained by any member of the NPTest Group or a NPTest Plan, pursuant to this Agreement.

                  2.02 EMPLOYMENT LIABILITIES INDEMNIFICATION

                           (a) Indemnification by NPTest. Except as otherwise provided in this Agreement, including Subsection 2.02(c), NPTest shall, for itself and as agent for each member of the NPTest Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the STC Indemnitees from and against any and all Employment Liabilities that any third party seeks to impose upon the STC Indemnitees, or which are imposed upon the STC Indemnitees, if and to the extent such Employment Liabilities relate to, arise out of or result from any of the following items (without duplication):

                                (i) any acts or omissions or alleged acts or omissions by or on behalf of any member or person employed by a member of the NPTest Group in the conduct of the NPTest Business;

                                (ii) any claim by an officer of any member of the NPTest Group (who is an officer as of the IPO Closing Date) against any member or employee of any member of the STC Group except with respect to benefit obligations of NPTest Employees assumed by STC pursuant to a specific provision of this Agreement;

                                (iii) any breach by NPTest or any member or
                           person employed by a member of the NPTest Group of this Agreement, the Separation Agreement or any other Ancillary Agreement; and

                                (iv) the employment of the NPTest Employees by any member of the NPTest Group after the [ ] Date, including Liabilities arising under or relating to STC Plans and NPTest Plans.

         In the event that any member of the NPTest Group makes a payment to the STC Indemnitees hereunder, and the Employment Liability on account of which such payment was made is subsequently diminished, either directly or through a third-party recovery, STC will promptly repay (or will procure a STC Indemnitee to promptly repay) such member of the NPTest Group the amount by which the payment made by such member of the NPTest Group exceeds the actual cost of the associated indemnified Employment Liability.

                           (b) Indemnification by STC. Except as otherwise provided in this Agreement, including Subsection 2.02(c), STC shall, for itself and as agent for each member of the STC Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the NPTest Indemnitees from and against any and all Employment Liabilities that any third party seeks to impose upon the NPTest Indemnitees, or which are imposed upon the NPTest Indemnitees, if and to the extent such Employment Liabilities relate to, arise out of or result from any of the following items (without duplication):

                                 (i) any acts or omissions or alleged acts or omissions by or on behalf of any member or person employed by a member of the STC Group in the conduct of the STC Business;

                                 (ii) any claim by an officer of any member of the STC Group (who is an officer as of the IPO Closing Date) against any member or employee of any member of the NPTest Group;

                                 (iii) any breach by STC or any member or person
                           employed by a member of the STC Group of this Agreement, the Separation Agreement or any other Ancillary Agreement; and

                                 (iv)  the employment of the NPTest Employees by
                           any member of the STC Group before the [      ] Date,
                           including Liabilities arising under or relating to STC Plans and NPTest Plans.

                  In the event that any member of the STC Group makes a payment to the NPTest Indemnitees hereunder, and the Employment Liability on account of which such payment was made is subsequently diminished, either directly or through a third-party recovery, NPTest will promptly repay (or will procure a NPTest Indemnitee to promptly repay) such member of the STC Group the amount by which the payment made by such member of the STC Group exceeds the actual cost of the indemnified Employment Liability.

                           (c) Exceptions. In accordance with the current practice in effect as of the execution of the Agreement, with respect to claims for benefits or compensation, if an underlying act or omission as contemplated in Subsections 2.02(a) or 2.02(b) occurs and such act or omission constitutes the principal basis for such a claim, then Subsection 2.02(a) or (b) shall apply, as applicable, to establish indemnification obligations. If, however, no specific act or omission occurs that is attributable to STC or NPTest and the principal underlying basis for a claim for benefits or compensation involves plan administration or other similar systemic type activities related to maintenance of plans, notwithstanding Subsections 2.02(a) and (b), in accordance with the current practice in effect as of the execution of the Agreement, NPTest and STC shall be responsible for their pro rata allocated share of costs to defend such claim. In addition, if a claim relates specifically to the transfer or other movement of employment between STC and NPTest in connection with the Separation and to the employee benefit changes made in connection therewith, then notwithstanding Subsections 2.02(a) and (b), in accordance with the current practice in effect as of the execution of the

                  Agreement, NPTest and STC shall be responsible for their pro rata allocated share of costs to defend such claim.

                  2.03  ESTABLISHMENT OF NPTEST PLANS.

                            (a) Health and Welfare Plans and Retiree Medical. Except as specified otherwise in this Agreement, effective as of the Health Plans Transition Date, NPTest intends to establish the NPTest Health and Welfare Plans to the extent financially and administratively practicable. The foregoing NPTest Health and Welfare Plans as in effect as of the Health Plan Transition Date shall be substantially comparable to the STC Health and Welfare Plans as in effect on the Health Plan Transition Date; provided, however, that NPTest does not intend to establish any retiree life or retiree medical program.

                            (b) Savings Plan and Fringe Benefits. Except as specified otherwise in this Agreement, effective as of the earlier of the Separation Date, January 1, 2003, or such other date(s) as STC and NPTest may mutually agree, to the extent financially and administratively practicable, NPTest intends to establish the NPTest Savings Plan as more fully described in Article IV and the NPTest Fringe Benefits as more fully described in Article VIII.

                            (c) Equity and Other Compensation. Except as specified otherwise in this Agreement, effective as of the Separation Date or such other date(s) as STC and NPTest may mutually agree, to the extent financially and administratively practicable, NPTest intends to establish such Plans as NPTest determines to be appropriate, including, without limitation, the NPTest Savings Restoration Plan. The foregoing NPTest Plans shall be substantially comparable to the STC Plans as in effect on the Separation Date.

                            (d) NPTest Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude NPTest, at any time from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any NPTest Plan, any benefit under any NPTest Plan or any trust, insurance policy or funding vehicle related to any NPTest Plan (to the extent permitted by law).

                  2.04  NPTEST'S PARTICIPATION IN STC PLANS.

                            (a)  Participation in STC Plans.

                                 (i)   Except as specified otherwise in this
                            Agreement, or as STC and NPTest may mutually agree, NPTest shall adopt as a Participating Company the STC Plans in effect as of NPTest Transition Date, to the extent that NPTest has not yet established substantially comparable Plans. Effective as of any date on or after NPTest Transition Date and before the Separation Date (or such other date as STC and NPTest may mutually agree upon), any member of the NPTest Group not described in the preceding sentence may, at its request and with the consent of STC and NPTest, become a Participating Company in any or all of the STC Plans, to the extent that NPTest has not yet established a substantially comparable Plan.

                                 (ii) On and after the Separation Date, or such other date as the STC and NPTest may mutually agree, NPTest shall no longer participate as a participating company in any STC Plans.

                            (b)  STC's General Obligations as Plan Sponsor.

                                 (i)   To the extent that NPTest is a
                            Participating Company in any STC Plan(s), STC shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such STC Plan(s), and shall have the sole and absolute discretion and authority to interpret the STC Plan(s), as set forth therein. STC shall not discriminate against NPTest Employees in favor of STC Employees with respect to the administration and/or distribution of benefits under the STC Plans.

                                 (ii) With regard to NPTest Retired Employees participating in STC Plans after the Separation Date, STC shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such STC Plans, and shall have sole and absolute discretion and authority to interpret such Plans or amend or terminate such Plans, as set forth therein.

                            (c) NPTest's General Obligations as Participating Company. NPTest shall perform with respect to its participation in the STC Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation): (i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable STC Plan; (ii) cooperating fully with STC Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements STC has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom STC has entered into an agreement relating to the STC Plans; and (iv) preserving the confidentiality of participant information (including, without limitation, personal health information) to the extent not specified otherwise in this Agreement.

                            (d) Termination of Participating Company Status. Except as specified otherwise in this Agreement or otherwise may be mutually agreed upon by STC and NPTest, effective as of the Separation Date or such other date as NPTest establishes a substantially comparable Plan (as specified in Section 2.03 or otherwise in this Agreement), NPTest shall automatically cease to be a Participating Company in the corresponding STC Plan.

                            (e) Costs. NPTest shall pay its allocable portion of contributions and administration costs attributable to NPTest Employees while participating in STC Plans as provided in Article IX.

                  2.05  TERMS OF PARTICIPATION BY NPTEST EMPLOYEES IN NPTEST
PLANS.

                            (a)  Non-Duplication of Benefits.  As of the
                  Separation Date or such other date that applies to the particular NPTest Plan, the separate NPTest Plans shall be, with respect to employees of the NPTest Group, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding STC Plans. STC and NPTest shall mutually agree, if necessary, on methods and procedures, including amending the respective Plan documents, to prevent employees of the NPTest Group from receiving duplicate benefits from the STC Plans and the NPTest Plans.

                            (b) Service Credit. Except as specified otherwise in this Agreement or as required by applicable law, with respect to NPTest Employees, each NPTest Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Separation Date, were recognized under the corresponding STC Plan shall, as of the Separation Date, receive full recognition and credit and be taken into account under such NPTest Plan to the same extent as if such items occurred under such NPTest Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the NPTest Plans and the STC Plans.

                  2.06 NON-U.S. PLANS. NPTest and STC each intend that matters, issues, or Liabilities relating to, arising out of, or resulting from non-U.S. Plans, and non-U.S.-related employment matters be handled in a manner that is consistent with comparable U.S. matters, issues, or Liabilities as reflected in this Agreement (to the extent permitted by applicable law or as otherwise specified in Schedule 2.06 hereto).

                                  ARTICLE III.

                              DEFINED BENEFIT PLAN

                  3.01 NPTEST EMPLOYEES' PARTICIPATION IN STC PENSION PLAN. Effective as of the IPO Closing Date, STC shall amend the STC Pension Plan to provide that employees who become employed by any member of the NPTest Group on or after the IPO Closing Date shall not be eligible to participate in the STC Pension Plan. Effective as of the IPO Closing Date, STC shall amend the STC Pension Plan to provide that eligible employees of any member of the NPTest Group shall be fully vested in their accrued benefit under the STC Pension Plan and to provide that such employees shall no longer participate in the STC Pension Plan on and after such date. Effective as of the IPO Closing Date, STC shall assume all Liabilities to or relating to the employees of any member of the NPTest Group and the NPTest

Retired Employees under the STC Pension Plan. An IPO Retiree may elect to retire from STC and begin receiving pension benefits from the STC Pension Plan effective as of the IPO Closing Date, so long as STC does not own, directly or indirectly, more than 80% of the common stock of NPTest following the IPO Closing Date.

           3.02 NPTEST EMPLOYEES PARTICIPATION IN IS PENSION PLAN. Except as otherwise required by applicable law, (a) effective as of the IPO Closing Date, STC shall amend the IS Pension Plan to provide that employees who become employed by any member of the NPTest Group on or after the IPO Closing Date shall not be eligible to participate in the IS Pension Plan, (b) effective as of the Separation Date, eligible employees of any member of the NPTest Group shall no longer participate in the IS Pension Plan on and after such date and (c) effective as of the Separation Date, STC shall assume all Liabilities to or relating to the employees of any member of the NPTest Group and the NPTest Retired Employees under the IS Pension Plan.

                                  ARTICLE IV.

                           DEFINED CONTRIBUTION PLANS

           4.01 NPTEST SAVINGS PLAN. Effective as of the earlier of the Separation Date or December 31, 2002, the account balances of the employees of the members of the NPTest Group who participate in the STC Savings Plan shall be fully vested. Effective as of the NPTest Transition Date, NPTest, as a Participating Company in the STC Savings Plan, shall be responsible for providing an employer contribution with respect to NPTest Employees in accordance with the terms of the STC Savings Plan. Effective as of the earlier of the Separation Date or January 1, 2003, NPTest shall establish, or cause to be established, a trust, which is intended to be qualified under Code Section 401(a), exempt from taxation under Code Section 501(a)(1), and forming the separate NPTest Savings Plan. As soon as reasonably practicable following the Separation Date, or such earlier date as mutually agreed to by the parties, STC shall cause to be determined for the STC Savings Plan the amount of assets to be transferred from the STC Savings Plan to the NPTest Savings Plan. Such amount shall be equal to the greater of (a) the amount required under Code Section 414(l), or (b) the amount within the sub-account(s) within the trust associated with the STC Savings Plan that has been separately maintained and accounted for on behalf of employees of the members of the NPTest Group less the amount attributable to NPTest Retired Employees. No participant shall be entitled to a distribution from the Savings Plans solely as a result of the Separation.

           4.02  IS PROFIT-SHARING PLAN [Reserved.]

           4.03 NPTEST RETIRED EMPLOYEES. Notwithstanding the above, account balances of NPTest Retired Employees, if any, shall remain in the STC Savings Plan after the Separation Date; provided, however, that if an IPO Retiree accepts or continues employment with the NPTest Group, then he shall continue to participate in the NPTest Savings Plan in the same manner as other NPTest Employees.

                                   ARTICLE V.

                            EXECUTIVE AND OTHER PLANS

                  5.01 BENEFIT AND SAVINGS RESTORATION PLANS.

                            (a) Benefit Restoration Plan. Effective as of the IPO Closing Date, employees of the members of the NPTest Group shall no longer accrue benefits under the STC Benefit Restoration Plan. NPTEST Employees who have not reached age 55 as of the Separation Date shall forfeit any benefit under the STC Benefit Restoration Plan. As of the IPO Closing Date, STC shall assume all Liabilities to or relating to the NPTest Retired Employees under the STC Benefit Restoration Plan.

                            (b)  Savings Restoration Plan.

                                 (i)  Establishment of NPTest Savings
                            Restoration Plan. Effective as of the earlier of the Separation Date, January 1, 2003, or such other date as STC and NPTest may mutually agree, NPTest may establish in its sole discretion the NPTest Savings Restoration Plan which shall be substantially comparable to the STC Savings Restoration Plan. As of the NPTest Transition Date, NPTest shall assume all Liabilities to or relating to the NPTest Employees under the STC Savings Restoration Plan. As of the NPTest Transition Date, STC shall assume all Liabilities to or relating to the NPTest Retired Employees under the STC Savings Restoration Plan.

                                 (ii) Participation in the NPTest Savings
                            Restoration Plan. Effective as of the date NPTest establishes the NPTest Savings Restoration Plan, if at all, eligible NPTest Employees determined in accordance with the terms of the applicable Plan shall cease to be eligible to participate in the STC Savings Restoration Plan. In any event, NPTest Employees shall not be eligible to participate in the STC Savings Restoration Plan after the earlier of the Separation Date or January 1, 2003.

                  5.02 SEVERANCE PLANS. NPTest shall establish such severance plans as it deems necessary in its discretion. Except as required by applicable law, the STC Severance Plans shall provide that no NPTest Employee shall become eligible for severance benefits on account of the IPO or Separation.

                                  ARTICLE VI.

                            HEALTH AND WELFARE PLANS

     6.01  ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.

                 (a) General - Health and Welfare Plans. STC shall retain all Liabilities incurred through the Health Plans Transition Date under each STC Health and Welfare Plan, whether or not claims are filed before the Health Plan Transition Date, by or on behalf of NPTest Employees or their spouses or dependents. NPTest shall indemnify STC against any Liabilities arising after the [ ] Date and prior to the Health Plans Transition Date by paying the current cost of coverage associated with such NPTest Employees or their spouses or dependents, to the extent not already paid. Claims for benefits incurred by NPTest Employees prior to the Health Plans Transition Date must be submitted to the appropriate STC Health and Welfare Plan within 90 days following the Health Plans Transition Date. Immediately following the Health Plan Transition Date, NPTest Employees shall no longer participate in the STC Health and Welfare Plans, and NPTest shall be responsible for all Liabilities under the NPTest Health and Welfare Plans. NPTest affirmatively covenants to ensure that any NPTest Employee on short-term disability or leave of absence as of the Health Plans Transition Date shall be immediately covered under the NPTest short-term disability coverage and all other NPTest Health and Welfare Plans, and shall receive the same disability benefits as such employee would have received if he had remained an STC Employee. Any NPTest Employee who becomes disabled or goes on leave of absence on or after the Health Plans Transition Date shall receive benefits in accordance with the applicable NPTest Plan, as determined by NPTest in its discretion.

                 (b) Retiree Life and Medical. Effective as of the IPO Closing Date, employees of the members of the NPTest Group shall no longer be eligible to participate in STC's retiree life insurance and retiree medical plans, and STC shall assume all Liabilities under STC's retiree medical plan for those employees of the NPTest Group who as of the IPO Closing Date have attained the requisite age and service requirements under such Plan; provided, however, that such employees shall not accrue any additional benefits under any such Plans. IPO Retirees shall be treated as retirees of Schlumberger for purposes of retiree life and health insurance and shall be eligible to receive retiree medical and life insurance in accordance with STC's retiree plans (as such may be amended from time to time), even if such IPO Retiree accepts or continues employment with the NPTest Group following the IPO. Except as otherwise expressly provided above, after the IPO Closing Date, no other employee of any member of the NPTest Group shall be entitled to benefits under the STC retiree medical plan.

                  6.02 CLAIMS FOR HEALTH AND WELFARE PLANS.

                          (a) Administration of STC Claims. STC shall administer
                  claims incurred under the STC Health and Welfare Plans by NPTest Employees before the Health Plan Transition Date, but only to the extent that NPTest has not, before the Health Plan Transition Date, established and assumed administrative responsibility for a comparable Plan. Any determination made or settlements entered into by STC with respect to such claims shall be final and binding.

                          (b) Outsourcing of Claims by STC. STC shall have the
                  right to engage a third party administrator, vendor, or insurance company to administer ("Outsource") claims incurred under the STC Health and Welfare Plans, including claims incurred by employees of the members of the NPTest Group before the Health Plans Transition Date; provided, however, that such decision to outsource shall not result in any additional cost to NPTest above that provided in the Transition Services Agreement. STC may determine the manner and extent of such Outsourcing, including the selection of one or more third party administrators, vendors, or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies.

                  6.03 POST-SEPARATION TRANSITIONAL ARRANGEMENTS.

                          (a) Continuance of Elections, Co-Payments and Maximum
                  Benefits.

                              (i) As of the Health Plan Transition Date or such other date as STC and NPTest may mutually agree, NPTest shall cause the NPTest Health and Welfare Plans to maintain substantially comparable coverage and contribution elections, if any, made by NPTest Employees under the STC Health and Welfare Plans and apply such elections under the NPTest Health and Welfare Plans for the remainder of the period or periods, if any, for which such elections are by their terms applicable. The transfer or other movement of employment between STC and NPTest in connection with the Separation shall constitute neither a "status change" under the STC Health and Welfare Plans or the NPTest Health and Welfare Plans nor a "qualifying event," as defined under COBRA.

                              (ii) On and after the Health Plan Transition Date,
                          NPTest shall cause the NPTest Health Plans to recognize and give credit for all benefits paid to NPTest Employees under the STC Health Plans for (A) all amounts applied to deductibles, out of pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by NPTest Employees under the STC Health Plans for the remainder of the calendar year in which the Separation Date occurs and (B) all benefits paid to NPTest Employees under the STC

                          Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the NPTest Health Plans. Notwithstanding the above, NPTest's obligations under this Subsection 6.03(a)(ii) shall be limited by the market availability of health insurance products or other arrangements satisfying the criteria described above. NPTest shall use its commercially reasonable best efforts to locate and engage the services of a vendor whose policies or other arrangements meet the requirements above.

                          (b) HCFA Administration. As of the Health Plan
                  Transition Date, NPTest shall assume all Liabilities relating to, arising out of or resulting from claims verified by STC or NPTest under the HCFA data match reports that relate to NPTest Employees.

                  6.04 COBRA AND HIPAA. STC shall be responsible, through the Health Plan Transition Date, for compliance with the health care continuation coverage requirements of COBRA, the portability requirements under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the STC Health and Welfare Plans with respect to employees of the members of the NPTest Group and qualified beneficiaries (as such term is defined under COBRA). STC shall provide all necessary notices, or cause the notices to be provided, as soon as administratively practical, but in no event later than required under COBRA. NPTest shall be responsible for providing STC or its agents with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable STC COBRA policies and procedures. As soon as administratively practicable after the Separation Date, STC shall provide NPTest, through hard copy, electronic format or such other mechanism as is appropriate under the circumstances, with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the members of the NPTest Group and the relevant information pertaining to their coverage elections. Effective as of the Health Plan Transition Date, NPTest shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the portability requirements under HIPAA for the NPTest Health and Welfare Plans for NPTest Employees and their qualified beneficiaries (as such term is defined under COBRA).

                  6.05 LEAVE OF ABSENCE PROGRAMS AND FMLA. Effective as of the Separation Date, NPTest shall establish the NPTest Leave of Absence Programs and FMLA programs and shall be responsible for administering leaves of absence and complying with FMLA with respect to NPTest Employees.

                  6.06 STC WORKERS' COMPENSATION PROGRAM.

                          (a) Through the Health Plan Transition Date or such
                  other date as STC and NPTest may mutually agree, STC shall continue to be responsible for the administration of all claims that (A) are, or have been, incurred under the STC WCP before the Health Plan Transition Date by employees of the NPTest Group ("NPTest WCP Claims"), and (B) have been historically administered by STC or its third party administrator. However, STC will advise NPTest of and secure approval for any material changes to current policy or practice with respect to the administration of NPTest WCP Claims.

                          (b) Effective as of the Health Plan Transition Date or
                  such other date as STC and NPTest may mutually agree, NPTest shall be responsible for the administration of all NPTest WCP Claims.

                          (c) Each party shall fully cooperate with the other
                  with respect to the administration and reporting of NPTest WCP Claims, the payment of NPTest WCP Claims determined to be payable, and the transfer of the administration of any NPTest WCP Claims to the other party.

                                  ARTICLE VII.

                          EQUITY AND OTHER COMPENSATION

                  7.01 SCHLUMBERGER OPTIONS.

                          (a) Treatment of Outstanding Options.  All terms and
                  conditions applicable to the Schlumberger Options (including, but not limited to, the vesting schedule) shall remain applicable to the Schlumberger Options following the IPO Closing Date. Outstanding Schlumberger Options that are vested but unexercised and unexpired as of the Separation Date may be exercised by the option holder for a period of 90 days following the Separation Date; provided that vested options held by employees who have reached age 55 with 5 years of service as of the Separation Date may be exercised for a period of 12 months following the Separation Date in accordance with the existing terms of the option agreements. All unvested options held by NPTest Employees shall be forfeited and cancelled.

                          (b) Certain Non-U.S. Optionees. Except as may
                  otherwise be agreed upon by STC and NPTest, this Section 7.01 shall govern the treatment of Schlumberger Options held by Non-U.S. NPTest Employees. In the event it is determined that the local law applicable to any Non-U.S. Optionee requires a different treatment, STC and NPTest shall take such steps as is required to comply with local law.

                  7.02 STOCK PURCHASE PLAN. Effective as of the Separation Date, employees of the members of the NPTest group shall no longer be eligible to participate in the Stock Purchase Plan and shall be treated as a terminated employee under the terms of the Stock Purchase Plan.

                  7.03 NPTEST OPTION PLAN. Effective on or before the IPO Closing Date, or such other date as STC and NPTest may mutually agree, NPTest shall establish the Option Plan for the benefit of employees of the members of the NPTest Group. The Option Plan is intended to allow grants of performance-based compensation consistent with Code Section 162(m).

                  7.04 ANNUAL BONUS PLAN.

                          (a) STC Payment of Bonuses upon the IPO closing Date.
                  Assuming the IPO Closing Date occurs in 2002, on or as soon as practicable after the IPO Closing Date, or such other date as the parties may agree, STC shall make a one-time bonus payment to each NPTest Employee who participates in the STC Annual Bonus Plan immediately prior to the IPO Closing Date. Such bonus shall be equal to the full annual bonus for calendar year 2002 that such NPTest Employee would have been entitled to receive had such NPTest Employee remained as an employee of STC through December 31, 2002 and was entitled to be paid at maximum bonus. On or before the IPO Closing Date, or such other date as STC and NPTest may mutually agree, STC shall make a one-time bonus payment to those NPTest Employees who do not participate in the STC Annual Bonus Plan in an amount equal to such NPTest Employee's salary for one month at the rate payable as of the IPO Closing Date. If the IPO Closing Date does not occur in 2002, then the provisions above shall not apply and the parties shall mutually agree as to the amount and timing of annual bonus payments.

                          (b) NPTest Annual Bonus Plan. Effective on or before
                  the IPO Separation Date, or such other date as STC and NPTest may mutually agree, NPTest shall establish the NPTest Annual Bonus Plan for the benefit of employees of the members of the NPTest Group and (assuming the IPO Closing Date occurs during
                  2002) such plan shall be maintained at least through December 31, 2002, and thereafter in the sole discretion of NPTest. The NPTest Annual Bonus Plan is intended to comply with Code
                  Section 162(m).

                                 ARTICLE VIII.

                            FRINGE AND OTHER BENEFITS

                  8.01 FRINGE BENEFITS. Employees of the NPTest Group shall continue to participate in the STC Fringe Benefits through the Separation Date or such other date as STC and NPTest may mutually agree. Effective as of the Separation Date, NPTest shall establish the NPTest Fringe Benefits which NPTest deems appropriate in its sole discretion. Effective as of the Separation Date, eligible NPTest Employees determined in accordance with the terms of the applicable plans or programs shall only be eligible to participate in the NPTest Fringe Benefits.

                  8.02 VACATION. NPTest Employees in the United States shall be entitled to transfer up to ten (10) vacation days accrued while such NPTest Employee was employed by a member of the STC Group. With respect to any vacation days in excess of ten (10), each NPTest Employee, to the extent applicable shall be entitled to receive a cash amount calculated in accordance with the terms and conditions set forth on Schedule 8.02 hereto. All other NPTest Employees shall have their vacation treated in accordance with local policy and applicable law.

                  8.03 OTHER BENEFITS. To the extent that STC maintains, sponsors or provides other fringe benefits for its employees not specifically identified in this Article VIII, then STC shall, to the extent permitted by law, continue to make such benefits available to employees of the NPTest Group on substantially similar terms and conditions as are offered to the employees of any member of the STC Group through the Separation Date or such other date upon which NPTest and STC mutually agree. NPTest and STC agree to make commercially reasonable best efforts to mutually agree on whether, when, and on what terms any member of the NPTest Group shall maintain, sponsor or offer fringe benefits.

                                   ARTICLE IX.

                           CERTAIN TRANSITION MATTERS

                  9.01 TRANSITION SERVICES AGREEMENT. On or about the date hereof, STC and NPTest shall enter into the Transition Services Agreement covering the provisions of various services to be provided by STC to NPTest. The provisions of this Agreement shall be subject to the provisions of such Transition Services Agreement.

                  9.02 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED
MATTERS.

                          (a) Shared Costs. NPTest shall pay its allocable
                  share, as determined by STC in good faith, of any contributions made to any trust maintained in connection with a STC Plan while NPTest is a Participating Company in any such STC Plan.

                          (b) Contributions to Trusts. With respect to STC Plans
                  to which employees of NPTest make contributions, STC shall use reasonable procedures to determine NPTest Liabilities associated with such Plans, taking into account such contributions, settlements, refunds and similar payments.

                          (c) Administrative Expenses Not Chargeable to a Trust.
                  To the extent not charged pursuant to this Article IX, and to the extent not otherwise agreed to by STC and NPTest, and to the extent not chargeable to a trust established in connection with a STC Plan, NPTest shall be responsible, through either direct payment or reimbursement to STC, for its allocable share of expenses incurred by STC in the administration of (i) the STC Plans while NPTest participates in such Plans, and
                  (ii) the NPTest Plans, to the extent STC administers such Plans. For this purpose, NPTest's allocable share of such expenses shall be calculated at STC's cost through December 31, 2002, and at a competitive market rate established by STC in good faith thereafter.

                  9.03 SHARING OF PARTICIPANT INFORMATION. STC and NPTest shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the STC Plans and the NPTest Plans during the respective periods applicable to such Plans as NPTest and STC may mutually agree. STC and NPTest and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

                  9.04 REPORTING AND DISCLOSURE COMMUNICATIONS TO PARTICIPANTS. While NPTest is a Participating Company in the STC Plans, STC shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all STC Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the STC Plans. NPTest shall provide all information needed by STC to facilitate such STC Plan-related communications. NPTest shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all NPTest Plan-related communications and materials to employees, participants and beneficiaries. NPTest shall assist, and NPTest shall cause each other applicable member of the NPTest Group to assist, STC in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports, for the STC Plans, where applicable.

                  9.05 AUDITS REGARDING VENDOR CONTRACTS. From the period beginning as of the Separation Date or such other date as STC and NPTest mutually agree upon and ending on such date as STC and NPTest may mutually agree, STC and NPTest and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the STC Health and Welfare Plans and the NPTest Health and Welfare Plans. The scope of such audits shall remain consistent with the current practices and all documents and other information currently made available for review shall continue to be made available. STC and NPTest shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

                  9.06 BENEFICIARY DESIGNATIONS. Subject to Section 9.09, all beneficiary designations made by employees of the NPTest Group for the STC Plans (other than the STC Pension Plan, except to the extent NPTest may be required to establish or assume the sponsorship of a retirement plan(s) pursuant to Section 2.07) shall be transferred to and be in full force and effect under the corresponding NPTest Plans until such time, if ever, any such beneficiary designations are replaced or revoked by the employees of the NPTest Group who made the beneficiary designations. All beneficiary designations made by NPTest Retired Employees for the NPTest Plans shall be transferred to and be in full force and effect under the corresponding STC Plans until such time, if ever, any such beneficiary designations are replaced or revoked by the NPTest Retired Employees who made the beneficiary designations.

                  9.07 REQUESTS FOR IRS AND DOL OPINIONS. STC and NPTest shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. NPTest and STC shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which STC and/or NPTest elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

                  9.08 FIDUCIARY MATTERS. STC and NPTest each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

                  9.09 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, STC and NPTest shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, STC and NPTest shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

                  9.10 TAX COOPERATION. In connection with the interpretation and administration of this Agreement, STC and NPTest shall take into account the agreements and policies established pursuant to the Separation Agreement and the Tax Sharing Agreement.

                  9.11 PLAN RETURNS. Plan Returns shall be filed or caused to be filed by STC or NPTest as the case may be in accordance with the principles established in the Tax Sharing Agreement. For purposes of this Section 9.11, "Plan Returns" means any return, report, certificate, form or similar statement or document required to be filed with a government agency with respect to an employee benefit plan governed by the ERISA, or a program governed by Section 6039D of the Code.

                                   ARTICLE X.

                           EMPLOYMENT-RELATED MATTERS

                  10.01 TERMS OF NPTEST EMPLOYMENT. Employees of the NPTest Group shall be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by NPTest. In addition, nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of any of the employees of any member of the STC Group or the NPTest Group.

                  10.02 HR DATA SUPPORT SYSTEMS. STC shall provide human resources data support for employees of the members of the NPTest Group in accordance with the terms of the Transition Services Agreement.

                  10.03 EMPLOYMENT OF EMPLOYEES WITH U.S. WORK VISAS. NPTest will comply with all immigration laws and regulations of the United States of America as such laws and regulations applied to employees of any member of the STC Group in the United States of America pursuant to a work or training visa regardless of visa category. NPTest expressly assumes all obligations, liabilities and undertakings arising from or under attestations made in each certified and effective Labor Condition Application filed by STC. NPTest shall file amended petitions with the Immigration and Naturalization Service, as may be necessary or appropriate.

                  10.04 CONFIDENTIALITY AND PROPRIETARY INFORMATION.

                          (a) Except as provided in Section 10.04(b) hereof, no
                  provision of this Agreement shall be deemed to release any individual for any violation of the STC non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the STC Group or NPTest Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

                              (b) Employee Agreements.  As used in this Section
                  10.04(b), "Employee Agreement" means any employment, severance, supplemental pension agreement or confidentiality agreement, and any corresponding agreements executed by STC or NPTest employees in connection with their employment. Nothing in this Agreement, the Separation Agreement or any other Ancillary Agreement shall be deemed to supercede any provision regarding the conduct of employees mandated by any applicable regulatory authority.

                                    (i)  Survival of STC Employee Agreement
                              Obligations and STC's Common Law Rights. The STC Employee Agreements of all NPTest Employees and all former STC employees transferred to NPTest on or before the Separation Date shall remain in full force and effect according to their terms, and all Liabilities thereunder shall be assumed by NPTest. Notwithstanding the foregoing to the contrary, none of the following acts committed by former STC or NPTest employees within the scope of their NPTest employment shall constitute a breach of such STC Employee Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the STC Employee Agreement) for or on behalf of NPTest, if such disclosure is consistent with the assignment or license of rights, businesses and assets granted to NPTest and restrictions imposed on NPTest under any other agreement between the parties, and the rendering of any services, directly or indirectly, to NPTest to the extent such services are consistent with the assignment or license of rights, businesses and assets granted to NPTest and the restrictions imposed on NPTest under any other agreement between the parties. Further, STC retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the assignment or license of rights, businesses and assets granted to NPTest and restrictions imposed on NPTest under any other Ancillary Agreement or any other agreement between the parties.

                                    (ii) Survival of NPTest's Employee
                              Agreement Obligations and NPTest's Common Law Rights. The NPTest Employee Agreements of all STC Employees and all former NPTest employees transferred to STC on or before the Separation Date shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by former NPTest or STC employees within the scope of their STC employment shall constitute a breach of such NPTest Employee

                          Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the STC Employee Agreement) for or on behalf of STC, if such disclosure is consistent with the rights, businesses and assets retained by STC and restrictions imposed on STC under any other agreement between the parties, and
                          (ii) the rendering of any services, directly or indirectly, to STC to the extent such services are consistent with the rights, businesses and assets retained by STC and the restrictions imposed on STC under any other agreement between the parties. Further, NPTest retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights, businesses and assets retained by STC and restrictions imposed on STC under any other agreement between the parties.

                                    (iii)  Assignment, Cooperation for
                          Compliance and Enforcement.

                                           (A) (1) STC retains all rights under
                                           the STC Employee Agreements of all
                                           former STC employees necessary to
                                           permit STC to protect the rights and
                                           interests of STC, but hereby
                                           transfers and assigns to NPTest its
                                           rights under the STC Employee
                                           Agreements of all former STC
                                           employees to the extent required to
                                           permit NPTest to enjoin, restrain,
                                           recover damages from or obtain
                                           specific performance of the STC
                                           Employee Agreements or obtain other
                                           remedies against any employee who
                                           breaches his or her STC Employee
                                           Agreement, and to the extent
                                           necessary to permit NPTest to protect
                                           its rights and interests.

                                               (2) STC and NPTest agree, at
                                           their own respective cost and
                                           expense, to use their reasonable
                                           efforts to cooperate as follows: (A)
                                           NPTest shall advise STC of: (1) any
                                           violation(s) of the STC Employee
                                           Agreements by NPTest or former STC
                                           employees, and (2) any violation(s)
                                           of the NPTest Employee Agreements
                                           which affect STC's rights; and (B)
                                           STC shall advise NPTest of any
                                           violation(s) of the STC Employee
                                           Agreements by current or former STC
                                           employees which affect NPTest's
                                           rights; provided, however, that the
                                           foregoing obligations shall only
                                           apply to violation(s) which become
                                           known to an attorney within the legal
                                           department of the party obligated to
                                           provide notice thereof.

                                   (3) STC and NPTest each may separately
                              enforce the STC Employee Agreements of NPTest and former STC employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) NPTest shall not commence any litigation relating thereto without first consulting with STC's General Counsel or his or her designee and (ii) STC shall not commence any litigation relating thereto against any former STC employee who is at the time an employee of the NPTest Group without first consulting with NPTest's General Counsel or his or her designee. If either party, in seeking to enforce any STC Employee Agreement, notifies the other party that it requires, or desires, the other party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce a STC Employee Agreement of an employee of the NPTest Group or former STC employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

                                   (B) (1) NPTest retains all rights under the
                              NPTest Employee Agreements of all former NPTest employees necessary to permit NPTest to protect the rights and interests of NPTest, but hereby transfers and assigns to STC its rights under the NPTest Employee Agreements of all former NPTest employees to the extent required to permit STC to enjoin, restrain, recover damages from or obtain specific performance of the NPTest Employee Agreements or obtain other remedies against any employee who breaches his or her NPTest

                              Employee Agreement, and to the extent necessary to permit STC to protect its rights and interests.

                                   (2) STC and NPTest agree, at their own
                              respective cost and expense, to use their reasonable efforts to cooperate as follows: (A) STC shall advise NPTest of: (1) any violation(s) of the NPTest Employee Agreements by STC or former NPTest employees, and (2) any violation(s) of the STC Employee Agreements which affect NPTest's rights; and (B) NPTest shall advise STC of any violations of the NPTest Employee Agreements by current or former NPTest employees which affect STC's rights; provided, however, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                                   (3) STC and NPTest each may separately
                              enforce the STC Employee Agreements of STC and former NPTest employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) STC shall not commence any litigation relating thereto without first consulting with NPTest's General Counsel or his or her designee and (ii) NPTest shall not commence any litigation relating thereto against any former NPTest employee who is at the time a STC Employee without first consulting with STC's General Counsel or his or her designee. If either party, in seeking to enforce any NPTest Employee Agreement, notifies the other party that it requires, or desires, the other party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce a NPTest Employee Agreement of a STC Employee or former NPTest employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

                              (C) STC and NPTest understand and acknowledge that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section 10.04. In such circumstances, STC and NPTest agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this Section 10.04 and that is consistent with applicable law.

          10.05 ACCRUED PAYROLL, BONUSES, PROFIT SHARING AND COMMISSIONS. Except as provided in Section 7.04 of this Agreement, NPTest shall be responsible for all Liabilities relating to, arising out of, or attributable to payroll, bonuses, profit sharing and commissions accrued by employees of NPTest from the NPTest Transition Date through the Separation Date. STC and NPTest shall agree on the manner and method of payment for all payroll, bonuses, profit sharing and commissions agreed to on behalf of employees who have been employed by NPTest on or before the Separation Date. Before March 15, 2003, STC shall make a 2002 profit-sharing contribution on behalf of NPTest Employees for the period of time from January 1, 2002 until the NPTest Employees Transition Date. Such contribution shall be determined by STC in its discretion. NPTest shall be responsible for the 2002 profit-sharing contribution for NPTest Employees for the period from the NPTest Transition Date until December 31, 2002, and for all profit-sharing contributions on behalf of NPTest Employees thereafter. STC shall provide or cause to be provided to NPTest in the same manner as in effect on the date of this Agreement all payroll services as required in the Transition Services Agreement.

          10.06  PAYROLL AND WITHHOLDING.

                    (a) Income Reporting, Withholding. STC shall perform in the same manner as in effect on the date of this Agreement the income reporting and withholding function under NPTest's employer identification number for employees of the NPTest Group and other service providers as required by the Transition Services Agreement.

                    (b) Delivery of, and Access to, Documents and Other Information. Concurrently with the Separation Date, STC shall cause to be delivered to NPTest, the employee information set forth on all IRS Forms W-4 executed by STC Employees designated as NPTest Employees as of the Separation Date. For the period ending on the Separation Date (and for such additional period as STC and NPTest may mutually agree), STC shall make reasonably available to NPTest all forms, documents or information, no matter in what format stored, relating to compensation or payments made to any employee or service provider of NPTest. Such information may include, but is not limited to, information concerning employee payroll deductions, payroll adjustments, records of time worked, tax records (e.g., IRS Forms W-2, W-4, 940 and 941), and information concerning garnishment of wages or other payments.

                    (c) Consistency of Tax Positions; Duplication. STC and NPTest shall individually and collectively make commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers' compensation contributions, or unemployment contributions arising on or after the Separation Date. STC and NPTest shall take consistent reporting and withholding positions with respect to any such taxes or contributions.

          10.07 PERSONNEL AND PAY RECORDS. For the period beginning on the date of this Agreement and ending on the Separation Date (and for such additional period as STC and NPTest may mutually agree), STC shall make reasonably available to NPTest for review and reproduction, subject to applicable laws on confidentiality and data protection, all current and historic forms, documents or information, no matter in what format stored, relating to pre-Separation Date personnel and medical records. Such forms, documents or information may include, but is not limited to: (a) information regarding ranking or promotions of employees of the NPTest Group; (b) the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting an employee's or service provider's compensation; and (c) performance evaluations.

          10.08  NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES.
No provision of this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any NPTest Employee or other future, present or former employee of STC or NPTest under any STC Plan or NPTest Plan or otherwise. Without limiting the generality of the foregoing: (a) except as otherwise provided in this agreement or applicable provisions of Plans, neither the Separation nor the termination of the Participating Company status of NPTest or any member of the NPTest Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between STC and NPTest before the Separation Date shall be deemed a termination of employment for any purpose hereunder.

                                  ARTICLE XI.

                               GENERAL PROVISIONS

          11.01  EFFECT IF IPO AND/OR SEPARATION DOES NOT OCCUR. Subject to
Section 11.08, if the IPO and/or Separation does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the IPO Closing Date, and/or Separation Date, or otherwise in connection with the IPO and/or Separation, shall not be taken or occur except to the extent specifically agreed by the parties.

          11.02 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by each party and its respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          11.03 AFFILIATED COMPANIES. Each of STC and NPTest shall cause to be performed, and hereby guarantee the performance of, any and all actions of any and all members of the STC Group or the NPTest Group, respectively.

          11.04 INCORPORATION OF SEPARATION AGREEMENT PROVISIONS. If a dispute, claim or controversy results from or arises out of or in connection with this Agreement, the parties agree to use the procedures set forth in Section 5.9 of the Separation Agreement in lieu of other available remedies, to resolve same. The provisions of Section 5.9 (Dispute Resolution), Section 6.1 (Limitation of Liability) and 6.6 (Notices) of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section
11.04 to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth herein, references in the material incorporated herein by reference shall be references to the Separation Agreement).

          11.05 GOVERNING LAW. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of law principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, performance and remedies.

          11.06 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

          11.07 AMENDMENT. The Boards of Directors of NPTest, STI, SBV and STC may mutually agree to amend the provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable.

          11.08 TERMINATION. This Agreement may be terminated and the Separation abandoned at any time prior to the IPO Closing Date by STC in its sole discretion. This Agreement may be terminated at any time after the IPO Closing Date and before the Separation Date by mutual consent of STC, STI, SBV and NPTest. In the event of termination pursuant to this Section, no party shall have any liability of any kind under this Agreement to the other party.

          11.09 CONFLICT. In the event of any conflict between the provisions of this Agreement and the Separation Agreement or any Plan, the provisions of this Agreement shall control.

          11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.

          IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                   SCHLUMBERGER TECHNOLOGY CORP.


                                   By:________________________________________
                                   Name:
                                   Title:


                                   NPTEST, INC.


                                   By:________________________________________
                                   Name:
                                   Title:


                                   SCHLUMBERGER TECHNOLOGIES, INC.


                                   By:________________________________________
                                   Name:
                                   Title:


                                   SCHLUMBERGER B.V.


                                   By:________________________________________
                                   Name:
                                   Title:

                                  Schedule 2.06

                   Special Agreements Regarding Non-U.S. Plans

                                  Schedule 8.02

                                Vacation Cashout

                                      -34-